Exhibit 10.15A

RESTRICTED STOCK AWARD
PURSUANT TO THE OMEGA HEALTHCARE INVESTORS, INC.
2004 STOCK INCENTIVE PLAN

THIS AWARD is made as of the Grant Date, by Omega Healthcare Investors, Inc. (the “Company”) to _______________ (the “Recipient”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Recipient the Restricted Shares (the “Restricted Stock Grant”).

A.	Grant Date: January 1, 2011.

B.	Plan: (under which Restricted Stock Grant is granted): Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.

C.	Restricted Shares: _________ shares of the Company’s common stock (“Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

D.
Vesting Schedule:  The Restricted Shares shall vest according to the Vesting Schedule attached hereto as Exhibit 1 (the “Vesting Schedule”).  The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Restricted Shares.”

IN WITNESS WHEREOF, the Company has executed this Award as of the Grant Date set forth above.

OMEGA HEALTHCARE INVESTORS, INC.

By:

Title:

TERMS AND CONDITIONS TO THE
RESTRICTED STOCK AGREEMENT
PURSUANT TO THE OMEGA HEALTHCARE INVESTORS, INC.
2004 STOCK INCENTIVE PLAN

1.           Restricted Shares.  The Company shall cause the Restricted Shares to be issued in book-entry form in the name of the Recipient with appropriate notations and stop-transfer instructions reflecting the applicable restrictions in this Agreement.  When any portion of the Restricted Shares become Vested Restricted Shares, the Company shall cause the notations regarding the restrictions and stop-transfer instructions as to such portion to be removed.  In the event that the Recipient forfeits any of the Restricted Shares, those shares shall automatically be transferred to the Company, without any action by the Recipient, and if the number of Vested Restricted Shares includes a fraction of a share, the Company shall cancel the fractional share, and the Company shall pay the Recipient the amount determined by the Company to be the estimated fair market value therefore.  In the event of a transaction pursuant to Section 6, the Recipient agrees that any shares of Common Stock or other securities or property issued as a result of any of the foregoing shall be subject to all of the provisions of this Award as if initially granted thereunder.

2.           Rights of a Shareholder.  During the period before the Restricted Shares vest and as long as they are not forfeited, the Recipient shall be entitled to all rights applicable to shares of Common Stock not so restricted, except as otherwise provided in the Award, including the right to receive dividends paid on Common Stock notwithstanding that all or some of the Restricted Shares may not be Vested Restricted Shares.

3.           Withholding.

(a)           The Recipient must deliver to the Company, within ten (10) days after written notification from the Company as to the amount of the tax withholding that is due, either (i) cash, or (ii) a certified check payable to the Company, in the amount of all tax withholding obligations imposed on the Company by reason of the vesting of the Restricted Shares, or the making of an election pursuant to Code Section 83(b), as applicable, except as provided in Section 3(b), or (iii) by tendering a number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock on the vesting date or effective date of the 83(b) election, as applicable, is sufficient to satisfy the minimum amount of the required tax withholding obligations imposed on the Company (the “Stock Tendering Election”); provided, however, the Committee may in its sole discretion, disapprove and give no effect to the Stock Tendering Election by giving written notice to the Recipient within ten (10) days after receipt of the Stock Tendering Election, in which event the Recipient must deliver, within ten (10) days after receiving such notice, the tax withholding in the manner provided in clause (i) or (ii).  If the Recipient does not make an election pursuant to Code Section 83(b) and does not timely satisfy payment of the tax withholding obligation, the Recipient will be deemed to have made an election to satisfy tax withholding in the manner provided in Section 3(b).  If the Recipient makes an election pursuant to Code Section 83(b) and does not timely satisfy payment of the tax withholding obligation, the Recipient will forfeit the Restricted Shares to which such election relates.

(b)           If the Recipient does not make an election pursuant to Code Section 83(b), in lieu of paying the tax withholding obligation as described in Section 3(a), Recipient may elect to have the actual number of Vested Shares reduced by the number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock on the vesting date, is sufficient to satisfy the minimum amount of the required tax obligations imposed on the Company by reason of the vesting of the Restricted Shares (the “Withholding Election”).  Recipient may make a Withholding Election only if all of the following conditions are met:

(i)           the Withholding Election must be made within ten (10) days after the Recipient receives written notification from the Company as to the amount of the tax withholding that is due (the “Tax Notice Date”), by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit 3 attached hereto; and

(ii)           any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any Withholding Election, by giving written notice to the Recipient no later than ten (10) days after the Company’s receipt of the Notice of Withholding Election, in which event the Recipient must deliver to the Company, within ten (10) days after receiving such notice, the amount of the tax withholding pursuant to Section 3(a).  If the Recipient does not timely deliver the amount of the tax withholding pursuant to Section 3(a), the Recipient will forfeit the Restricted Shares to which the tax withholding requirement relates.

4.           Restrictions on Transfer of Restricted Shares. Except for the transfer of any Restricted Shares by bequest or inheritance, the Recipient shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any unvested Restricted Shares.  Any such disposition not made in accordance with this Award shall be deemed null and void.  Any permitted transferee under this Section shall be bound by the terms of this Award.

5.           Additional Restrictions on Transfer.

If for any reason the Restricted Share shall be represented in certificated form prior to becoming Vested Restricted Shares, the certificates evidencing the Restricted Shares shall bear a notation required under applicable securities laws or otherwise determined by the Company to be appropriate, such as:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED JANUARY _, 2011, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.  THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

6. Change in Capitalization.

(a)           The number and kind of unvested Restricted Shares shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of Common Stock that cause the per share value of the Restricted Shares to change, such as a stock dividend, stock split, spinoff, or rights offering (each an “Equity Restructuring”).  No fractional shares shall be issued in making such adjustment.

(b)           In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or other reorganization of the Company, in each case that does not result in an Equity Restructuring or a Change in Control, the Compensation Committee shall take such action to make such adjustments with respect to the unvested Restricted Shares as the Compensation Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the unvested portion of the Award, substituting cash, other securities, or other property to replace the unvested portion of the Award, or removing of restrictions on unvested Restricted Shares.

(c)           All determinations and adjustments made by the Compensation Committee pursuant to this Section will be final and binding on the Recipient. Any action taken by the Compensation Committee need not treat all recipients of awards under the Plan equally.

(d)    The existence of the Plan and the Restricted Stock Grant shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.           Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Compensation Committee, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

8.           Successors.  This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.           Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

10.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.           Entire Agreement.  Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter.

12.           Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.  Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan.

13.           Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

14.           No Right to Continued Retention.  Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving Recipient the right to continued service with the Company or an Affiliate.

15.           Definitions.  As used in these Terms and Conditions and this Award:

“Cause” shall have the meaning set forth in the employment agreement then in effect between the Recipient and the Company, or, if there is none, then Cause shall mean the occurrence of any of the following events:

      (a)    willful refusal by the Recipient to follow a lawful direction of the person to whom the Recipient reports or the Board of Directors of the Company (the “Board”), provided the direction is not materially inconsistent with the duties or responsibilities of the Recipient’s position with the Company, which refusal continues after the Board has again given the direction in writing;

      (b)      willful misconduct or reckless disregard by the Recipient of his duties or with respect to the interest or material property of the Company;

      (c)     intentional disclosure by the Recipient to an unauthorized person of Confidential Information or Trade Secrets, which causes material harm to the Company;

            (d)           any act by the Recipient of fraud against, material misappropriation from or significant dishonesty to either the Company or an Affiliate, or any other party, but in the latter case only if in the reasonable opinion of at least two-thirds of the members of the Board (excluding the Recipient), such fraud, material misappropriation, or significant dishonesty could reasonably be expected to have a material adverse impact on the Company or its Affiliates; or

 (e)           commission by the Recipient of a felony as reasonably determined by at least two-thirds of the members of the Board (excluding the Recipient).

“Change in Control” means any one of the following events which occurs following the Grant Date:

(a)           the acquisition within a twelve (12) month period, directly or indirectly, by any “person” or “persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company or any employee benefit plan of the Company or an Affiliate, or any corporation pursuant to a reorganization, merger or consolidation, of equity securities of the Company that in the aggregate represent thirty percent (30%) or more of the total voting power of the Company’s then outstanding equity securities;

(b)           the acquisition, directly or indirectly, by any “person” or “persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company or any employee benefit plan of the Company or an Affiliate, or any corporation pursuant to a reorganization, merger or consolidation of equity securities of the Company, resulting in such person or persons holding equity securities of the Company that, together with equity securities already held by such person or persons, in the aggregate represent more than fifty percent (50%) of the total fair market value or total voting power of the Company’s then outstanding equity securities;

(c)           individuals who as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(d)           a reorganization, merger or consolidation, with respect to which persons who were the holders of equity securities of the Company immediately prior to such reorganization, merger or consolidation, immediately thereafter, own equity securities of the surviving entity representing less than fifty percent (50%) of the combined ordinary voting power of the then outstanding voting securities of the surviving entity; or

(e)           the acquisition within a twelve (12) month period, directly or indirectly, by any “person” or “persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than any corporation pursuant to a reorganization, merger or consolidation, of assets of the Company that have a total gross fair market value equal to or more than eighty-five percent (85%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of this Award (a) unless the event also constitutes a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Code Section 409A(a)(2)(v), or (b) by reason of any actions or events in which the Recipient participates in a capacity other than in his capacity as an officer, employee, or director of the Company or an Affiliate.

“Confidential Information” means data and information relating to the Business of the Company or an Affiliate (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Recipient or of which the Recipient became aware as a consequence of or through his relationship to the Company or an Affiliate and which has value to the Company or an Affiliate and is not generally known to its competitors.  Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or an Affiliate (except where such public disclosure has been made by the Recipient without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means without breach of any obligations of confidentiality owed to the Company or any of its Affiliates.

“Good Reason” shall have the meaning set forth in the employment agreement then in effect between the Recipient and the Company, or, if there is none, then Good Reason shall mean   the occurrence of all of the events listed in either (a) or (b) below:

(a)           (i) the Recipient experiences a material diminution of the Recipient’s responsibilities of his position, as reasonably modified by the person to whom the Recipient reports or the Board from time to time, such that the Recipient would no longer have responsibilities substantially equivalent to those of other executives holding equivalent positions at companies with similar revenues and market capitalization;

(ii)           the Recipient gives written notice to the Company of the facts and circumstances constituting the material diminution in responsibilities within ten (10) days following the occurrence of such material diminution;

(iii)           the Company fails to remedy the material diminution in responsibilities within ten (10) days following the Recipient’s written notice of the material diminution in responsibilities; and

(iv)           the Recipient terminates his employment and this Agreement within thirty (30) days following the Company’s failure to remedy the material diminution in responsibilities.

(b)           (i)  the Company requires the Recipient to relocate the Recipient’s primary place of employment to a new location that is more than fifty (50) miles from its current location (determined using the most direct driving route), without the Recipient’s consent;

(ii)           the Recipient gives written notice to the Company within ten (10) days following receipt of notice of relocation of his objection to the relocation;

(iii)           the Company fails to rescind the notice of relocation within ten (10) days following the Recipient’s written notice; and

(iv)           the Recipient terminates his employment within thirty (30) days following the Company’s failure to rescind the notice.

“Trade Secrets” means information including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

Exhibit 1 to Restricted Stock Agreement
Vesting Schedule

A.	The Restricted Shares shall become Vested Shares in accordance with the schedule below:

Date	Percentage of Restricted Shares which are Vested Shares

December 31, 2013	100%

; provided the Recipient must remain an employee, director or consultant of the Company or an Affiliate through the indicated date set forth above to vest in accordance with the schedule above.

B.	Notwithstanding the foregoing, if more than sixty (60) days before a Change in Control and in the year set forth in the schedule below:

1.	the Recipient ceases services as an employee, director or consultant of the Company or an Affiliate due to the Recipient’s death or Disability,

2.	the Recipient resigns from the Company for Good Reason, or

3.	the Company terminates the Recipient’s employment without Cause,

then the percentage of the Restricted Shares in the schedule set forth shall become Vested Shares if they have not been previously forfeited.

Year of Termination	Percentage of Restricted Shares which are Vested Shares

2011	33 1/3%
2012	66 2/3%
2013	100%

C.
Notwithstanding the foregoing, if a Change in Control occurs on or after the Grant Date and before December 31, 2013, and within (i) sixty (60) days before a Change in Control or (ii) after a Change in Control:

1.	the Recipient ceases services as an employee, director or consultant of the Company or an Affiliate due to the Recipient’s death or Disability,

2.	the Recipient resigns from the Company for Good Reason, or

3.	the Company terminates the Recipient’s employment without Cause.

Exhibit 1 - Page 1

then all Restricted Shares shall become Vested Shares as of the later of the date of the Change in Control or the date of termination of employment if they have not been previously forfeited.

D.
Restricted Shares which have not become Vested Shares as of the earlier of December 31, 2013 or, except as provided in Item C above, the Recipient’s cessation of services as an employee, director, or consultant of the Company or an Affiliate shall be forfeited.

Exhibit 1 - Page 2